UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

ProUroCare Medical Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota  55416
(Address of Principal Executive Offices)  (Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreements

Seaside 88, LP Securities Purchase Agreement

See item 3.02.

Item 3.02  Unregistered Sales of Equity Securities

Seaside 88, LP Securities Purchase Agreement

On September 28, 2010, ProUroCare Medical Inc. (the “Company”, “we” or “our”) entered into a $3.125 million Securities Purchase Agreement (the “SPA”) with Seaside 88, LP (“Seaside”).  Concurrent with the execution of the SPA, we closed on an $875,000 first tranche of the funding, selling 1,400,000 unregistered shares of our common stock to Seaside at $0.625 per share.  Under the terms of the SPA, the remaining $2.250 million funding will be provided in six tranches:

•	$750,000 within 30 days following FDA clearance of the Company’s ProUroScan prostate imaging system, currently in FDA review.

•	$1.5 million provided in five subsequent closings of $300,000 in 30-day increments following the previous closing.

At each of the future closings, we will sell unregistered shares of our common stock to Seaside at a cost that is 50 percent of the stock’s volume weighted average selling price during the 10 trading days preceding each closing date, subject to a floor selling price of $1.25 per share below which the parties are not obligated to close.

The proceeds of the financing will be used to expand our product portfolio and to support scale-up activities associated with final preparation, manufacturing and eventual marketing of the ProUroScan™ prostate imaging system following FDA clearance.  The ProUroScan is currently under review by the FDA as a "de novo" filing, and a portion of this funding will be used to support operations during the ongoing FDA review period.

The SPA provides that Seaside will purchase only the number of shares that will cause its beneficial ownership to remain below 9.9% of ProUroCare’s outstanding shares.  Seaside has indicated their willingness to propose an alternative investment vehicle to provide the financing, as they have in other transactions, should a subsequent closing otherwise cause Seaside to exceed this ownership level.  After the first closing, Seaside holds approximately 8.9% of ProUroCare’s outstanding stock.

The issuances of the securities described above were made and will be made in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act of 1933 base on the limited number of persons receiving the shares, their financial sophistication and the limited manner of the offering.

On September 29, 2010, we issued a press release announcing the signing of the SPA and the first closing thereon (see Item 3.02).  The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated by reference in this Current Report on Form 8-K as if fully set forth herein

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Shell Company Transactions: None

(d)	Exhibits:
10.1	$3,125,000 Securities Purchase Agreement by and between ProUroCare Medical Inc. and Seaside 88, LP dated September 28, 2010 (filed herewith).

99.1	Press release dated September 29, 2010 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

September 29, 2010	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer